Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-126265, effective June 30, 2005) of Lyris, Inc. of our report dated September 22, 2010 related to the financial Statements as of June 30, 2010 and 2009 and for each of the two years in the period ended June 30, 2010 which appear in this Form 10-K.

/s/ Burr Pilger Mayer, Inc.

Burr Pilger Mayer, Inc.

San Francisco, CA

September 22, 2010